Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

Otis Worldwide Corporation
Highland Holdings S.à r.l.
 (Exact Name of Registrants as Specified in their Charters)

Table 1—Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Otis Worldwide Corporation
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
Fees to be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)				—
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)				—
Fees to Be Paid	Other(3)	Units(3)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)				—
Fees to Be Paid	Other(4)	Warrants(4)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)				—
Fees to Be Paid	Debt	Guarantees of Debt Securities of Highland Holdings S.à r.l.	Rule 456(b) and Rule 457(r)	(5)	N/A	N/A	(5)	(5)				—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A				—
Highland Holdings S.à r.l.
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)				—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A				—
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A	N/A—		N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(1)

(1)
Otis Worldwide (“Otis”) and Highland Holdings S.à r.l.(“Highland”) are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee. In connection with the securities offered hereby, Otis and Highland will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). Otis and Highland will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)
An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. The securities registered also include such unspecified amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants or settlement of any units that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional shares of Otis’ common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Otis. Separate consideration may or may not be received for securities that are issuable on exercise, redemption, conversion, exchange or settlement of other securities or that are issued in units.

(3)	Representing units that may consist of any combination of the other securities of Otis.

(4)	Representing warrants to purchase shares of Otis’ common stock and/or any of the other securities of Otis.

(5)
Otis will fully and unconditionally guarantee the obligations of Highland under its debt securities. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities.